APPLICATION FORM ON EXERCISE OF OPTIONS EXPIRING 15 JUNE 2017

To the Directors, Uranium Resources, Inc.

I/We hereby exercise                                                    option(s) and hand you herewith my/our cheque for

Being US$2.08 per share on application for                                                       shares in the capital of the Company (in the form of CHESS Depository Interests).

I/We request that you allot me that number of shares (in the form of CHESS Depository Interests) and I/we agree to accept that number of shares (in the form of CHESS Depository Interests) on the terms below and the Certificate of Incorporation and Bylaws of the Company, and I/we authorise you to place my/our name on the register.

My/Our SRN/HIN (as shown on my/our Issuer Sponsored holding statement or CHESS           ______________________

Holdings statement)

Sign Here – This section must be signed for your instructions to be executed

I/We authorize you to act in accordance with my/our instructions set out above

Individual or Securityholder	Securityholder 2	Securityholder 3
________________________________ Director	___________________________ Director/Company Secretary	_______________________________ Sole Director and Sole Company Secretary

Note: when signed under Power of Attorney, the attorney states that they have not received a notice of revocation. Computershare needs to sight a certified copy of the Power of Attorney	Day/Date	Month	Year

Contact Name _____________________________	Contact Telephone ______________________________	/ /

Terms and
Conditions of
Options Overleaf

TERMS AND CONDITIONS OF THE OPTIONS EXPIRING 15 JUNE 2017

The Attaching Options (New Options) entitle the holder thereof (Optionholder) to subscribe for certain common shares (in the form of CHESS Depository Interests) (Shares) of Uranium Resources, Inc. (Company) on the following terms and conditions:

(a)

Each New Option gives the Optionholder the right to subscribe for one Share.

(b)

The New Options will expire at 5.00pm (WST) on 15 June 2017 (Expiry Date). Any New Option not exercised before the Expiry Date will automatically lapse.

(c)

The amount payable upon exercise of each New Option is US$2.08 (Exercise Price).

(d)

The New Options held by each Optionholder may be exercised in whole or in part, and if exercised in part, multiples of 100 must be exercised on each occasion.

(e)

An Optionholder may exercise their New Options by lodging with the Company, before the Expiry Date:

(i)

a written notice of exercise of New Options specifying the number of New Options being exercised (Exercise Notice); and

(ii)

a cheque or electronic funds transfer for the Exercise Price for the number of New Options being exercised.

(f)

An Exercise Notice is only effective when the Company has received the full amount of the Exercise Price in cleared funds.

(g)

Within 10 Business Days of receipt of the Exercise Notice accompanied by the Exercise Price, the Company will, subject to compliance with all applicable laws and regulations, allot the number of Shares required under these terms and conditions in respect of the number of New Options specified in the Exercise Notice.

(h)

All Shares allotted upon the exercise of New Options will upon allotment rank pari passu in all respects with other Shares.

(i)

Subject to the satisfaction of the requirements of the ASX Listing Rules, the Company will apply for quotation of the New Options (in the form of Chess Depositary Interests or otherwise) on ASX.

(j)

The Company will apply for quotation of all Shares  allotted pursuant to the exercise of New Options on ASX within 10 Business Days after the date of allotment of those Shares.

(k)

If at any time the issued capital of the Company is reconstructed, all rights of an Optionholder are to be changed in a manner consistent with the Corporations Act and the ASX Listing Rules at the time of the reconstruction.

(l)

There are no participating rights or entitlements inherent in the New Options and Optionholders will not be entitled to participate in new issues of capital offered to Shareholders during the currency of the New Options. However, the Company will ensure that for the purposes of determining entitlements to any such issue, the record date will be at least 7 Business Days after the issue is announced. This will give Optionholders the opportunity to exercise their New Options prior to the date for determining entitlements to participate in any such issue.

(m)

A New Option does not confer the right to a change in exercise price or a change in the number of underlying securities over which the New Option can be exercised.

(n)

If at the time of exercise hereof there is no effective registration statement registering under the United States Securities Act of 1933, as amended, or the prospectus contained therein is not available for the issuance of the Shares to the Optionholder, then the New Options may (or if no exemption from registration under the United States Securities Act of 1933, as amended, is available and the holder desires to exercise the New Option, must) be exercised, in whole or in part, at such time by means of a “cashless exercise” in

TERMS AND CONDITIONS OF THE OPTIONS EXPIRING 15 JUNE 2017

which the Optionholder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

the VWAP on the trading day immediately preceding the date on which an Optionholder elects to exercise their New Options by means of a “cashless exercise,” as set forth in the applicable Exercise Notice;

(B) =

the Exercise Price of the New Options, as adjusted hereunder; and

(X) =

the number of Shares that would be issuable upon exercise of their New Options (or portion thereof if a partial exercise) in accordance with the terms of the New Options if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a national securities exchange in the United States (in the form of shares of common stock or otherwise), the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the national securities exchange on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Shares are then listed or quoted on a trading market outside of the United States (in the form of Chess Depositary Interests or otherwise), the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the trading market on which the Shares are then listed or quoted (and the trading market with the highest volume for such date if the Shares are listed on more than one trading market outside of the United States) as reported by a reporting system determined to be reasonably acceptable by the Company in good faith, (c) if the Shares are not then listed or quoted for trading on a trading market and if prices for the Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported, or (d) in all other cases, the fair market value of a share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Company’s common stock then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(o)

In the event of any conflict between (x) these terms, or matters of law incorporated herein, and (y) any United States federal or state law or regulation, including United States securities laws, applicable to the Company, its affiliates, or an Optionholder, the laws of the United States shall prevail and these terms of the New Options shall be deemed amended such that they comply with such United States laws.

LODGEMENT INSTRUCTIONS

Cheques shall be in the currency of the United States of America made payable to Uranium Resources, Inc. and crossed “Not Negotiable”. The application for shares on exercise of the options with the appropriate remittance should be lodged at Uranium Resources, Inc., 6950 South Potomac Street, Suite 300, Centennial, Colorado USA 80112.